CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of IRADIMED CORPORATION of our report dated March 23, 2015, relating to our audits of the financial statements which appear in the Annual Report on Form 10-K of IRADIMED CORPORATION for the year ended December 31, 2014.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

RSM US LLP

Orlando, Florida
 November 3, 2015